EXHIBIT 10 (v)
	KLINE SCOTT VISCO
	COMMERCIAL REAL ESTATE, INC.
	117 WEST PATRICK STREET
	FREDERICK, MARYLAND 21701
	301-694-8444

	LEASE AGREEMENT AND
	OPTION TO PURCHASE


	THIS LEASE AGREEMENT AND OPTION TO PURCHASE
("Lease") is made this 17th day of July, 1996, by and between BLUE II, LLC, a Maryland limited liability company (hereinafter called
"Landlord") and FREDERICK BREWING CO., a Maryland corporation
(hereinafter called "Tenant").

	EXPLANATORY NOTE:

	Landlord is the owner of a certain parcel of real property situate, lying and being in the Wedgewood Business Park, Frederick County, Maryland. It is the intention of the parties that Landlord will construct a building and other improvements to be located on such parcel of real property subject to the limitations described herein and in accordance with certain plans and specifications which have been prepared and approved by the parties. It is also the intention of the parties that upon the completion by Landlord of such building and other improvements and the acceptance thereof by Tenant, that Landlord will lease and rent unto Tenant and Tenant will rent and lease from Landlord such parcel of real property and the buildings and other improvements located thereon pursuant to and in accordance with the hereinafter described plans and specifications and the terms and conditions hereof. In addition, during the term of this Lease, as extended, Landlord has granted to Tenant the right and option to purchase such real property and the building and improvements located thereon at and for a specified purchase price and upon the terms and conditions described below.

	NOW, THEREFORE, THIS LEASE, WITNESSETH: That for and in consideration of the mutual covenants and agreements contained herein, the rent to be paid by Tenant hereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do mutually covenant and agree as follows:

	1.  DEMISED PREMISES:  The Landlord does hereby lease unto
Tenant, and Tenant does hereby rent from Landlord, that certain real property known as Lot 13 within the Wedgewood Business Park, containing 243,906 square feet, more or less, as such Lot 13 is shown and depicted on a certain plat entitled "Final Plat, Lots 13, 15 & 17, Section One, Plat Four, Wedgewood Business Park" with revisions dated
November 21, 1994, and recorded among the Plat Records of Frederick
County, Maryland at Plat Book 55, page 77 (the "Land"), which shall be leased to Tenant, together with the hereinafter described: (i) building to be known as The Blue Ridge Brewery Building containing 45,454 square feet, more or less (hereinafter the "Building"), (ii) tenant improvements (hereinafter the "Improvements") (with the Land, Building and the Improvements being hereinafter collectively the "Project"), and (iii) all appurtenances, fixtures, equipment, utilities, rights, easements, rights-of-way, tenements and hereditaments incident thereto, utilities, structures and all other improvements of every nature and every kind to be constructed by Landlord upon the Land (with the Land, the Building, the Improvements and all other rights leased hereunder being hereinafter collectively the "Premises"), all of which shall be set forth and shown on the detailed construction Plans and Specifications (hereinafter defined).

	2.      DEVELOPMENT, PLANS AND SPECIFICATIONS:

	A. Landlord and Tenant have agreed upon certain plans and specifications for the Project upon which the parties have based the acquisition and development cost limitation of the Landlord as hereinafter set forth ("Maximum Amount" as defined in paragraph 2.E below). The plans and specifications have been approved and initialed by the parties and are attached hereto as EXHIBIT A and made a part hereof ("Plans and Specifications"). The Plans and Specifications include the M-K Work (the scope of which is defined in EXHIBIT B-1 which is attached hereto and made a part hereof) and the Tenant's Work (the scope of which is defined in EXHIBIT B-2 which is attached hereto and made a part hereof).

B.      (1)     Subject to the limitation of the Maximum Amount
and final closing of Landlord's financing ("Bond Financing") from Signet Bank and Maryland Economic Development Corporation ("MEDCO"),
Landlord shall commence and thereafter complete construction of the M-
K Work with due diligence in accordance with such Plans and Specifications and utilizing Morgan-Keller, Inc. ("M-K"), as the general contractor, DNC Architects, Inc., as the architect, and Harris, Smariga & Associates, Inc., as the engineer, or such other contractors/design professionals as Tenant shall designate from time to time. It is understood and agreed by the parties that Tenant shall be a party to any and all contracts and/or agreements with the above-described contractors and design professionals and that Tenant shall have the responsibility for the day-to-day management of the construction process. In addition, Tenant shall have the right, prior to the commencement of work hereunder, to approve all subcontractors and/or materialmen retained by Landlord and/or its contractor in connection herewith, and Tenant shall be made a party to any and all such agreements. Such approval shall be undertaken in cooperation with Landlord. The agreement with M-K is attached hereto and made a part hereof and marked EXHIBIT B-1. Upon the substantial completion of the M-K Work the parties shall make a joint, physical inspection of the Project and as a result of such joint, physical inspection, prepare a punchlist of unfinished, defective or otherwise unacceptable M-K Work. Landlord shall use reasonable diligence to have M-K complete and/or repair such punchlist items prior to the Commencement Date. For purposes hereof, the term "substantial completion of the M-K Work" shall be the stage in the progress of construction when both of the following conditions are met: (1) the M-K Work has been constructed in accordance with the Plans and Specifications such that the total cost to complete and/or repair any punchlist items shall not exceed Ten Thousand Dollars ($10,000.00); and
(2) Landlord has received a conditional Use and Occupancy permit from the governing authorities. The Commencement Date shall occur on the fourteenth (14th) day following the substantial completion of the M-K Work. It is understood and agreed that Landlord shall have no obligation with respect to Tenant's Work nor shall the failure to complete the Tenant's Work affect the Commencement Date.

			(2) Tenant (or Tenant's agent) shall enter upon the Premises on a day-to-day basis during the period of construction of the Project for purposes of observing the progress of the work and the compliance by Landlord of its obligations hereunder. Tenant agrees to promptly send written notice to Landlord and M-K in the event Tenant observes or has actual knowledge of any patent deficiency or default by Landlord in the construction of the M-K Work. No such entry or inspection, including the joint physical inspection described above, shall be a waiver of Landlord's obligations and warranties hereunder or M-K's obligations pursuant to the general contract, and the failure by Tenant to discover any defect in the work performed by Landlord and/or M-K shall not relieve Landlord and/or M-K of any of its obligations, including its obligation to correct such defect. In the event Landlord has not completed and/or repaired the punchlist items described herein prior to the Commencement Date hereunder, then Tenant is hereby authorized to withhold from M-K the final payment until the completion of all remaining punchlist items and acceptance thereof by Tenant. In the event such remaining punchlist items have not been completed or repaired to the satisfaction of Tenant within sixty (60) days following the Commencement Date hereunder (unless Landlord is delayed in such completion and/or repair by Tenant), Tenant shall have the right to use such withheld amounts for the completion and/or repair of such punchlist items. Any amounts remaining following the payment for such completion and/or repairs shall be delivered to Landlord. Landlord and Tenant are co-parties to the general contract with M-K, and therefore, each shall have privity of contract with M-K and each party shall be entitled to pursue any and all rights and remedies of the "owner" as set forth in such contract in the event of a breach or default by M-K. In the event Tenant determines that such a breach or default has occurred, Landlord hereby agrees to cooperate, to the extent requested by Tenant, in enforcing any and all rights pursuant to such general contract as is necessary to remedy such breach. Notwithstanding anything in this paragraph to the contrary, Landlord's obligations to Tenant are limited to what the Contract between Landlord and M-K allows for regarding time period payment, etc.

		C. Tenant shall have the right to order changes in the M-K Work before and during construction provided said changes do not materially alter the design or configuration of the Building as a whole and provided such changes have been agreed to in writing (including the price thereof) and signed by Tenant, M-K and Landlord's mortgagee.
Such changes may consist of additions, deletions or other revisions, and the cost thereof to the extent such changes cause the total cost and expense of completing the Project to exceed the Maximum Amount, then such additional amounts shall be paid by Tenant directly to the supplier providing such materials and/or the contractor installing such changes within thirty (30) days from the completion thereof. The cost or credit to Tenant of said changes shall be determined by mutual acceptance between Tenant and M-K of a lump sum amount properly itemized and supported by sufficient substantial data to permit evaluation of the proposed change by Tenant. Any additional costs required by the changes described in the immediately preceding sentences shall be paid by Tenant directly to the supplier thereof prior to the commencement of the work for such changes, or in the alternative, placed in escrow by Tenant to insure that the amounts required for the payment of such changes are available for payment by Landlord. In the event that Tenant makes changes to Tenant's Work as shown on EXHIBIT B-2 or Tenant fails to perform its obligations and requirements during the construction process, then any delay in completing the Building caused by Tenant shall not in any manner affect the Commencement Date. Under such circumstances, Landlord agrees to make the Building ready for Tenant's occupancy not later than the Commencement Date plus the number of days delay resulting from Tenant's failure to comply with the provisions of this paragraph. Tenant shall make all selections for work described on EXHIBIT B-1 and shall meet with Landlord's architect, general contractor and other agents and contractors promptly on Landlord's request. Tenant shall comply with all time deadlines provided for in this Lease and the M-K Contract and shall provide written confirmation of its approval and/or selections of work and plans for preparation of work in and to the Building.

		D. Subject to the Maximum Amount, Landlord shall be responsible for obtaining all necessary and appropriate permits, licenses, agreements and/or other approvals from the applicable governmental authorities or as otherwise necessary to complete the construction of the M-K Work, and in connection therewith, Landlord shall be obligated to pay any and all fees, deposits, costs or expenses incurred by Landlord in obtaining such items. Subject to the terms and conditions hereof, it is the intention of the parties that Tenant will be acquiring a finished and completed "turn-key" project with regard to the M-K Work (in accordance with the Plans and Specifications) and the rent reflects any and all such costs, fees and expenses. In no event shall the rent be increased for any concealed or unknown conditions the risks of which are assumed by Landlord, and no changes, adjustments for allowances, claims or other adjustments to the Plans and Specifications shall result in an increase to the rent, except for those changes expressly requested by Tenant in accordance with paragraph 2.C. above.

		E. Landlord shall, at its sole cost and expense, purchase the Land and construct the Project in accordance with the terms and conditions hereof; provided, however, in no event shall the cost and expense incurred by Landlord exceed Three Million Dollars
($3,000,000.00) for the acquisition of the Land, the construction of the "shell" building and all hard and soft costs associated with the Project, and tenant improvements further set forth and shown on the Plans and Specifications ("Maximum Amount"). To the extent the cost and expense incurred in constructing the Project exceeds the Maximum Amount, such amounts shall be paid by Tenant; provided, however, it shall not be the obligation of Tenant to pay any amounts incurred by Landlord in the acquisition and construction of the Project with respect to any penalties and/or fines incurred by Landlord which would increase the cost and expense which was initially bid for the development of the Project to the extent such penalties and/or fines are incurred as the result of Landlord's acts or omissions. For purposes hereof, the hard and soft costs which are includible within the Maximum Amount are limited to the following: all architectural design, engineering, legal, loan, acquisition and financing costs in connection with the Bond Financing, permitting and assessment fees, all interest costs from the date of acquisition through the Commencement Date, real estate commissions payable in accordance with paragraph 30 below, construction costs, grading, site work, utilities, closing costs, tap fees, letters of credit and performance bonding, insurance, and property taxes. Any other improvements to the Building or other work shall be performed by Tenant at Tenant's sole expense. Landlord shall not be deemed a principal, partner, or joint venturer in relation to Tenant or any of said work done by Tenant.
Notice is hereby given to all persons furnishing labor and materials to Tenant for such other work that no mechanics', materialmens', or other liens sought to be taken against the building shall in any manner affect the right, title, or interest of Landlord therein.

		F. In the event Tenant enters the Building as described herein, then Tenant shall bear all risk of loss, damage or other casualty to its fixtures, equipment and/or other personal property arising out of the acts or omissions of Tenant, its contractors and agents, it being intended by the parties that if Tenant enters the Building prior to the Commencement Date, Tenant shall be responsible for any damages caused by its acts or omissions. All general liability insurance required to be maintained by Tenant under this Lease shall be in place prior to Tenant entering the Building.

	3.      LEASE TERM:

		A. The term of this Lease ("Lease Term") shall begin as of the Commencement Date. Subject to sooner termination as provided herein, and except as otherwise provided herein, the Lease Term shall expire twenty (20) years following the Commencement Date ("Lease
Expiration Date"). Prior to the Commencement Date, Landlord shall deliver to Tenant a Certificate of Commencement ("Certificate") in the form attached hereto as EXHIBIT D to be made a part hereof, which Certificate Tenant shall promptly execute and return to Landlord.
Landlord and Tenant hereby acknowledge and agree that it is anticipated that the Commencement Date shall be on or before December 17, 1996.

		B. If the Commencement Date is other than the first day of a calendar month, the Lease Term shall be computed from the first day of the calendar month next succeeding the Commencement Date. A "year of the Lease" or a "Lease Year" as used in this Lease shall be defined as each successive period of twelve (12) calendar months commencing on the first day of January of each year during the Term hereof and ending on each subsequent December 31 of each year during the Lease Term. If the Commencement Date is other than January 1 of any year, the period between the Commencement Date and December 31 of that year shall be a partial lease year and this Lease shall continue for a period of twenty
(20) years (as may be extended) from the first day of January following the Commencement Date.

		C. In the event Landlord should be unable to deliver possession of the Premises on the anticipated Commencement Date for any reasons, then Landlord shall not be subject to any liability for failure to give possession on the anticipated Commencement Date. Under any of the aforesaid circumstances, the Commencement Date shall not occur until the M-K Work is substantially completed. Except in the case of Landlord's default, no such failure to give possession of the Building to Tenant on the Commencement Date shall in any other respect operate to affect the validity of this Lease or the obligations of the Tenant hereunder.

		D. Subject to the terms and conditions hereof and except for latent defects which are only discoverable following Tenant's occupancy and use of the Building, which Tenant shall look to M-K solely for any remedy thereof, Tenant's occupancy of the Building shall constitute satisfactory acceptance thereof by Tenant as complying with all requirements of Landlord with respect to the condition, order and repair thereof as required by the terms of this Lease, and such occupancy by Tenant shall be conclusive evidence that the Building is in good and satisfactory condition at the time of such occupancy.

		E. Tenant shall have the right to terminate this Lease at any time following the tenth (10th) anniversary of the Commencement
Date, provided Tenant is not in default at such time and Tenant provides Landlord with written notice of Tenant's intention to terminate not less than six (6) months prior to the effective date of such termination. In the event of termination, Tenant, at its sole expense, shall remove any and all personal property or interior improvement beyond a shell building as Landlord shall require at its sole discretion in accordance with paragraph 7 hereof.

	4. RENT: During the Lease Term hereof and commencing on the first anniversary of the closing of Landlord's financing, Tenant shall pay Landlord for the Premises, and without deduction, set-off or abatement, a minimum monthly rent which shall be equal to the principal and interest payment of Landlord to Landlord's lender which on a monthly basis shall, at all times, be based upon the following equation:

		A. $17,857.14 (equal monthly principal curtailments of $3,000,000.00 over a 14-year period)

	PLUS

		B. Interest on the unpaid principal balance of such loan (on a declining basis) which shall be equal to one hundred seventy-five basis points over and above the 30-day London Interbank Offered Rate
(LIBOR) for the first five (5) years and can be adjusted up or down by Signet Bank for years 6 through 10.

	PLUS

		C.  $3,000.00 per month

(with the sum of such equation being hereinafter referred to as the "basic monthly rent"). The rent to be paid from the Commencement Date until the first anniversary of the closing for Landlord's financing shall be equal to the sum of the items described in paragraphs 4.B. and 4.C.
above. Such basic monthly rent shall be payable five (5) days prior to the due date of Landlord's primary loan described above, with the first such monthly installment to be paid at the time of substantial completion of the M-K Work in accordance herewith. Rent for any partial month shall be prorated at the rate of one thirtieth (1/30) of the basic monthly rent per day. The equation set forth above shall be adjusted downward in the event Landlord does not expend the entire Maximum Amount. In addition, Landlord shall provide written notice to Tenant during the Term hereof of any and all changes to the LIBOR effective on the first day of each calendar month during the Term hereof. Written notice shall be construed as sending to Tenant the bank notification of payment sent to Landlord on a monthly payment. Tenant covenants and agrees to pay, as additional rent, a late fee equal to ten percent (10%) of any rent due or basic monthly rent due or other payments due under this Lease, if said payments are not paid within ten (10) days of their due date plus any accrued interest on the unpaid principal balance of the Landlord's loan referenced above to the date of payment of said rent.

	5.      ADDITIONAL RENT:

		A. In addition to the minimum annual rent and subject to the limitations set forth in paragraph 14 below, Tenant shall contract for services and pay the costs thereof for all Project maintenance, which shall include, all costs and expenses of every kind and nature equipping, lighting, repairing, and maintaining the Building or the grounds, including, but not limited to, the cost and expenses of: utilities, gardening, snow removal, landscaping and maintenance of grass, trees, shrubbery, and designated parking spaces line painting.

		B. As part of the rental Tenant shall pay any and all real estate taxes or assessments levied against the Project (land and improvements). A tax bill issued by the appropriate governmental authorities shall be accepted by the Tenant as conclusive evidence of the amount of said real estate taxes and assessments to be paid by Tenant.
Tenant agrees to pay to Landlord within ten (10) days after the receipt by Tenant of a billing therefor. Should any governmental taxing authority acting under any present or future law, ordinance or regulation, levy, assess, or impose a tax, excise and/or assessment (other than an income or franchise tax) upon or against the rent, or any part of it, payable by Tenant to Landlord, either by way of substitution (in whole or in part) for or in addition to any existing tax or otherwise, Tenant shall be responsible for and shall pay such tax, excise and/or assessment, or shall reimburse Landlord for the amount hereof within thirty (30) days of demand, as the case may be. Tenant shall have the right at any time and from time to time during the Lease Term to contest and/or appeal any such assessment at Tenant's sole cost and expense, and Landlord shall reasonably cooperate with Tenant with respect to any such action.

		C. Tenant shall insure the Project against damage by fire, including extended coverage, and shall maintain such insurance throughout the Term, and Tenant shall be liable for all premiums for all insurance carried in connection with the Project. Tenant shall insure all of its property in the Building against damage by fire, including extended coverage, in an amount as shall be reasonably determined by Landlord in consultation with Tenant, and Tenant shall maintain such insurance throughout the term hereof. In addition, Tenant shall also maintain with respect to the Building, comprehensive public liability insurance, with minimum limits of $3,000,000/$1,000,000 for personal injury, and $3,000,000 for property damage. Tenant shall maintain workers' compensation insurance to the extent required by law, and shall also insure all plate glass on the Building. Landlord and Tenant shall have a continuing obligation to cause the M-K Work to be finally completed.

		D. Tenant shall maintain the insurance coverage required herein with a company or companies reasonably acceptable to the Landlord, insuring the Landlord, its agents and lenders as additional named insureds, as well as Tenant, against bodily injury to or death of persons, and against property damage as herein provided. Tenant shall deliver certificates of insurance indicating the above-specified coverage to the Landlord upon the commencement of the term of this Lease, and continuing evidence of such coverage annually. Such insurance policy or policies shall be in a form reasonably acceptable to Landlord and its lender, and shall be placed with a company qualified to do business in the jurisdiction in which the Building is located, and shall provide that such insurance policies cannot be canceled without at least thirty (30) days prior written notice to the Landlord and the Landlord's lender. In the event lender requires as a condition to making the above-described loan that real estate taxes and/or insurance premiums are required to be paid on a monthly basis in escrow with such lender, then Tenant hereby agrees to pay such amounts on a monthly basis as required by the lender.

	6.      PAYMENT:

		A. Tenant shall pay as additional rent and without notice, abatement, deduction or set-off, all sums, costs and expenses which Tenant, in any of the provisions of this Lease, or through a separate agreement relating to the Building, assumes or agrees to pay, including, but not limited to Tenant work, and in the event of any non-payment thereof, the Landlord shall have (in addition to all other rights and remedies) all the rights and remedies provided herein or by law in the case of non-payment of rent.

		B. All payments due to Landlord, including the basic monthly rent, additional rent, real estate taxes, and all other rent, reimbursements and charges due under the terms of this Lease, shall be made at the office of Landlord or such other address of which Tenant is given written notice by Landlord. Rent checks are to be made payable to Landlord.

		C. Tenant shall pay as additional rent all fees, costs, expenses and reimbursements payable by the Landlord in connection with the Bond Financing, except that Tenant shall not be responsible for late fees, attorneys' fees or other similar costs incurred as a result of Landlord's negligence or willful misconduct.

	7. TENANT'S COVENANTS: The Tenant agrees that it will keep the Building and the fixtures therein in good order and condition, and will, at the expiration or other termination of the term hereof, surrender and deliver up the same in like good order and condition as the same now is or shall be at the commencement of the term hereof, ordinary wear and tear, and damage by the elements, not due to the act or omissions of Tenant or its employees, agents and contractors, excepted. Tenant further agrees not to make any structural additions or alterations in or upon the Building, without first having obtained the Landlord's written consent, which consent shall not be unreasonably withheld or delayed; PROVIDED, HOWEVER, in the event Landlord fails to respond to Tenant's request within ten (10) business days following the delivery of such written request to Landlord, then such request shall be deemed approved without further action by the parties. Any additions or alterations performed by Tenant must conform to any and all applicable building code standards, as well as any and all other applicable requirements of the federal, state and local governments. It is distinctly understood that any and all additions, alterations, installations, changes, replacements or improvements upon the Building shall remain upon the Building, and be surrendered with the Building at the expiration or other termination of this Lease without disturbance, molestation or injury, at the Landlord's sole discretion; PROVIDED, HOWEVER, Tenant shall have the unilateral right to remove from the Project prior to the expiration of the Lease Term: (i) all trade fixtures and equipment installed by Tenant, (ii) all improvements of every nature and every type installed by Tenant at the cost of Tenant (i.e., the amounts incurred by Tenant in excess of the Maximum Amount, (iii) any and all other modifications, additions and alterations which Tenant has installed during the Lease Term provided that in all such cases, Tenant shall be responsible to repair and correct any and all damage caused to the "shell" building upon such removal, and/or (iv) any other interior improvement Landlord requests Tenant to remove. Should Landlord elect that certain alterations, installations, changes, replacements, additions to or improvements upon the Building be removed upon the expiration or other termination of this Lease, or any renewal period hereof, Tenant hereby agrees to cause the same to be removed at Tenant's sole cost and expense, and to repair any damages to the Building arising from the installation of or the removal of same, and should Tenant fail to remove the same, then and in such event, the Landlord shall promptly cause same to be removed, is herewith relieved of liability for such action, and the reasonable expenses will be billed to the Tenant; PROVIDED, HOWEVER, Tenant shall not be obligated to remove any such modifications, additions or alterations which are shown and depicted on the Plans and Specifications except that irrespective of whether such improvements are shown on the Plans and Specifications, Tenant shall be obligated to remove: (i) any interior partitions requested by Landlord to be removed, and (ii) all brewing equipment of every nature and every kind. This covenant shall survive the expiration or termination of this Lease. It is understood and acknowledged by the parties that the Plans and Specifications call for the installation of a steam boiler system which is necessary in the operation of Tenant's manufacturing process and will also be used to heat the Building and a chiller system which is necessary in the operation of Tenant's manufacturing process. Notwithstanding anything herein to the contrary, it is understood and agreed that Tenant shall have the right to remove such steam boiler/chiller system in accordance herewith.

	8.      USE OF BUILDING:

		A. Tenant shall use and occupy the Building solely for a brewery or in connection with Tenant's brewery operation and for related uses thereto, subject to and in accordance with, all applicable zoning and other governmental regulations. Tenant will not use or permit the Building, or any part thereof, to be used for any disorderly, unlawful or extra hazardous purpose, nor for any purpose other than hereinbefore specified, and will not manufacture any commodity therein other than drinks and beverages of every type and every nature, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

		B. All parties hereby confirm that the Building is leased exclusively for uses as specified herein, and such other ancillary and related uses as Landlord may approve, which approval shall not be unreasonably withheld or delayed. Notwithstanding any provision to the contrary, the Building shall not be used, in whole or in part, for any residential purposes, and shall not be subject to any rent control act or redemption right relating to residential leases, or any other such provision of law now or hereafter in effect in the jurisdiction in which the Building is located.

		C. The Landlord and its agents assume no liability or responsibility whatever with respect to the conduct and operation of Tenant's business to be conducted in the Building, nor with respect to the conduct and operation of any other use of the Building which the Landlord may permit by prior written consent, which consent shall not be unreasonably withheld or delayed.

     9. QUIET ENJOYMENT: Upon payment by Tenant of all rent, additional rent, and any and all other sums to be paid by Tenant to Landlord hereunder and the observance and performance of all of the material covenants, terms and conditions to be observed and performed by Tenant, Tenant shall have the peaceful and quiet use of the Building, and all rights, servitudes and privileges belonging, or in any way appertaining thereto or granted hereby, for the term of this Lease, without hindrance or interruption by Landlord, or any person or persons lawfully claiming by, through or under Landlord, subject nevertheless to the terms and conditions of this Lease. Landlord warrants that it has full right and authority to enter into this Lease for the full term hereof.

    10. WAIVER OF TRIAL BY JURY:  THE TENANT HEREBY,
WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR
COUNTERCLAIM ON ANY MATTERS WHATSOEVER ARISING OUT
OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE
RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE AND
OCCUPANCY OF THE BUILDING AND/OR ANY CLAIM OF INJURY
OR DAMAGE.  IN THE EVENT THE LANDLORD COMMENCES ANY
PROCEEDINGS FOR NON-PAYMENT OF RENT, MINIMUM RENT OR
ADDITIONAL RENT, TENANT WILL NOT INTERPOSE ANY
COUNTERCLAIM OF WHATEVER NATURE OR DESCRIPTION IN ANY
SUCH PROCEEDINGS UNLESS THE FAILURE TO ASSERT SUCH
COUNTER CLAIM WOULD BE FOREVER LOST.  THIS SHALL NOT,
HOWEVER, BE CONSTRUED AS A WAIVER OF TENANT'S RIGHT TO
ASSERT SUCH CLAIMS IN ANY SEPARATE ACTION OR ACTIONS
BROUGHT BY TENANT.

    11. BINDING EFFECT OF LEASE: It is agreed that all rights, remedies and liabilities herein given to or imposed upon either of the parties hereto, shall extend to their respective heirs, executors, administrators, successors and assigns. Landlord may freely and fully assign its interest hereunder; PROVIDED, HOWEVER, no such assignment shall be deemed a novation hereunder.

    12. APPLICABLE LAW AND CONSTRUCTION: The laws of the state in which the Building is located shall govern the validity, performance and enforcement of this Lease. If any provision of this Lease shall at any time be deemed to be invalid or illegal by any court of competent jurisdiction, this Lease shall not be invalidated thereby; and in such event, this Lease shall be read and construed as if such invalid or illegal provision only had not been contained herein, thereby preserving all of the other terms, conditions and provisions of this Lease.

    13. SIGNS AND ADVERTISING:   Any and all signage shall be in
accordance with Frederick County sign ordinances and shall be at the sole expense and cost of the Tenant. Landlord shall have the right to approve such signage, which approval shall not be unreasonably withheld or delayed.

    14. REPAIR: Except for matters which arise from the acts, omissions and/or negligence of Landlord, Tenant will repair or replace any damage to the Building including, but not limited to the roof, glass, doors, air conditioning system, heating plant, pipes, radiators, or plumbing fixtures; will repair or replace any other damages caused to the Building by the acts or omissions of its employees, agents or contractors or caused through normal wear and tear, including any damages to the Building or the fixtures therein, caused by improper use, or caused by failure of the Tenant to give them proper service. Notwithstanding any Tenant obligation to repair or replace any fixture or system, Landlord shall transfer and assign to Tenant on the Commencement Date all warranties, contracts and/or representations received by Landlord with respect to the Project provided from the suppliers of the materials and services in the construction and development of the Project.

    15. MUTUAL WAIVER OF SUBROGATION RIGHTS:  Neither
Landlord nor Tenant shall be liable (by way of subrogation or otherwise) to the other party (or to any insurance company insuring the other party) for any loss or damage to any property of the Landlord or Tenant, as the case may be, covered by insurance, even though such loss or damage might have been occasioned by the negligence of the Landlord or Tenant, or their respective agents, employees, invitees, etc. This release shall be in effect only so long as the applicable insurance policies shall contain a clause or endorsement to the effect that the aforementioned waiver shall not affect the right of the insured to recover under such policies; each party shall use reasonable efforts (including payment of additional premium) to have its insurance policies contain the standard waiver of subrogation clause. In the event Landlord's or Tenant's insurance carrier declines to include in such carrier's policies a standard waiver of subrogation clause, Landlord or Tenant, as the case may be, shall promptly notify the other party, in which event the other party shall not be required to have its insurance policies contain such waiver of subrogation clause and this paragraph shall be of no force and effect.

    16. UTILITIES: The Tenant will have registered in its name and pay the costs of all utilities or its proportionate share thereof, including gas, electric, sewer, water, telephone, or other. In no event shall Landlord be liable for interruption or failure in the supply of any such utilities.

    17. CONDEMNATION: Tenant agrees that if the said Building, or a substantial part thereof, shall be taken or condemned or sold for public or quasi-public use or purpose by or to any competent authority, this Lease shall fully terminate as of the date when title vests in such authority, and Tenant shall have no claim against the Landlord, and shall not have any claim or right to any portion of the amount that may be awarded as damages or paid as a result of any such condemnation; and all rights of Tenant to damages therefor, if any, are hereby assigned by Tenant to the Landlord; PROVIDED, HOWEVER, Tenant shall be entitled to maintain an independent action for any and all claims: (i) which Tenant may have and which do not diminish the award to be paid to Landlord hereunder; and (ii) with respect to Tenant's fixtures, equipment and leasehold improvements to the extent paid by Tenant and in excess of the Maximum Amount. Upon such condemnation or taking, the term of this Lease shall cease and terminate from the date when title vests in such governmental authority, and Tenant shall have no claim against the Landlord for the value of any unexpired term of this Lease or goodwill. For purposes of this paragraph, a substantial part shall mean twenty-five percent (25%) or more of the Building.

    18. SUBORDINATION: This Lease is subject and subordinate to all ground or underlying leases, and to any mortgage and/or deed of trust (which terms shall include both construction and permanent financing) which may now or hereafter encumber or otherwise affect the real estate including the Building, and to all renewals, extensions, modifications, consolidations, replacements, recastings and/or refinancing thereof. This clause shall be self-operative, and no further instrument of subordination shall be required by any mortgagee or trustee. In confirmation of such subordination, Tenant shall, at Landlord's request, promptly execute any requisite or appropriate certificate or document. Tenant hereby constitutes and appoints Landlord as Tenant's attorney-in-fact to execute any such certificate or certificates for or on behalf of Tenant. Tenant agrees that in the event that any proceedings are brought for the foreclosure of any such mortgage, Tenant shall attorn to the purchaser at such foreclosure sale, if requested to do so by such purchaser, and to recognize such purchaser as the Landlord under this Lease, and Tenant waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder, in the event that any such foreclosure proceeding is prosecuted or completed. And Tenant covenants and agrees that it will, at the written request of the party secured by any such deed of trust, execute, acknowledge, and deliver any instrument that has for its purpose and effect the subordination of said deed of trust to this Lease. The subordination set forth above shall, in all cases, be conditioned upon the
(i) mortgagee, (ii) the trustees of the deed of trust, or (iii) any other authorized officer of any secured party executing and delivering to Tenant in form reasonably acceptable to Tenant a non-disturbance agreement which provides, in principal, that this Lease shall remain in full force and effect provided that Tenant is not in default pursuant to the terms and conditions hereof. Tenant hereby acknowledges the delivery of an acceptable non-disturbance agreement which has been received by Tenant in connection with the Bond Financing extended to Landlord. Without limiting the generality of the foregoing, the rights and obligations of Tenant and Landlord hereunder are subject to the covenants and agreements of the Landlord as "Borrower" and the Tenant as "Facility User" contained in the documents executed in connection with the Bond Financing.

    19. ESTOPPEL CERTIFICATES AND NOTICE:

A. Tenant agrees, at any time and from time to time, upon not less than five (5) days prior written notice by Landlord, to execute, acknowledge and deliver to Landlord, a statement in writing certifying that this Lease is unmodified and in full force and effect.

B. Tenant further agrees that, from the date of execution of this Lease, it will not seek to terminate this Lease by reason of any act or omission of the Landlord, until the Tenant shall have given written notice of such act or omission to Landlord's mortgagee, and until a reasonable period of time (but in no event less than 30 days, except in the case of an emergency resulting in the interruption of Tenant's brewing process, in which case the time frame shall be ten (10) days) shall have elapsed following the giving of such notice, during which period of time Landlord's mortgagee shall have the right, but shall not be obligated, to remedy such act or omission; PROVIDED, HOWEVER, if Landlord (or Landlord's mortgagee) shall proceed with due diligence to cure said breaches after said notice, then such thirty (30)-day period shall be extended to such a period of time as may be required to cure such listed breaches while proceeding with due diligence.

C. Landlord further agrees that, from the date of execution of this Lease, Landlord will not seek to terminate this Lease by reason of any act or omission of Tenant, until Landlord shall have given written notice of such act or omission to Tenant and Tenant's lender and shall have provided Tenant and Tenant's Lender an opportunity to cure such default. Such written notice (i) in the case of Tenant's failure to pay any installment of the rent hereby reserved or any sum of money payable hereunder shall be not less than ten (10) days and (ii) in the case of Tenant's failure to comply with any non-monetary term, provision, or covenant of the lease, shall be not less than twenty (20) days;
PROVIDED, HOWEVER, if Tenant or Tenant's Lender shall proceed with due diligence to cure said breach after said notice, then such twenty (20)- day period shall be extended to such a period of time as may be required to cure such listed breaches while proceeding with due diligence.

    20. DEFAULT:

A. Subject to the notice requirements set forth above, it is agreed that if Tenant shall fail to pay the rent, or any installments thereof as aforesaid, at the time the same shall become due and payable, and/or any additional rent as is herein provided; or if Tenant shall violate or fail or neglect to keep and perform any of the other covenants, conditions and agreements herein contained on the part of Tenant to be kept and performed; or if the Building shall become vacant or deserted; then, and in each and every such event from thenceforth, and at all times thereafter, at the option of the Landlord, Tenant's right of possession shall thereupon cease and terminate, and the Landlord shall be entitled to immediate possession of the Building, and Landlord may proceed to recover possession under and by virtue of the provisions of the laws of the state in which the Building is located, or by such other proceedings, including re-entry and possession as may be applicable, any notice to quit, or of intention to re-enter, the same, being hereby expressly waived by Tenant. And in the event of such re-entry by process of law or otherwise, Tenant nevertheless agrees to remain liable for any and all damages, including, but not limited to, reasonable attorney's fees, brokerage fees, and expenses of placing the Building in first-class rentable condition, deficiency or loss of rent which the Landlord may sustain by such re-entry, whether or not the Landlord re-lets the Building, and in the event of such re-entry, the Landlord shall have full power, which is hereby acceded to by Tenant, to re-let the said Building for and on behalf of Tenant, and upon such re-letting, the Landlord shall have the right each month to sue for and recover any loss of rents or monthly deficits, with the right reserved to the Landlord to bring any action(s) or proceedings(s) for the recovery of any deficits remaining unpaid without being obligated to await the end of the term of this Lease for a final determination of Tenant's account, the commencement or maintenance of any one or more actions shall not bar the Landlord from bringing other or subsequent actions for further accruals pursuant to provisions of this section. Anything to the contrary herein notwithstanding, Landlord may, at its option, await the expiration of the term of this Lease before seeking to recover any such deficits, in which event, the cause of action shall not be deemed to have accrued until the date of expiration of said term of this Lease. All remedies of Landlord hereunder shall be cumulative and concurrent. Notwithstanding anything in this Lease to the contrary, in no event shall the total damages or other amounts paid by Tenant under this paragraph 20 exceed the amount of basic monthly rent and additional rent for which Tenant would have otherwise been responsible hereunder except for such default had Tenant continued to make the timely payments of basic monthly rent and additional rent hereunder. The limitations described in the immediately preceding sentence shall in no event apply to the actual damages incurred by Landlord for any damage or destruction to the Project caused by Tenant. Notwithstanding anything herein to the contrary, in the event of Landlord's breach of its financing documents with Landlord's mortgagee, Landlord's mortgagee shall have the right to accelerate the rental payments due hereunder in the event of Tenant's default hereunder. In no event shall Landlord have the right to accelerate the rent due and payable hereunder in the event of Tenant's default.

		B. In the event of the employment of an attorney by the Landlord because of the violation by Tenant of any term or provision of the Lease, including non-payment of rent as due, Tenant shall pay, and agrees to pay, reasonable attorneys' fees, and all other costs incurred therein by Landlord, provided a judgment in favor of the Landlord is rendered by a court of competent jurisdiction.

		C. Notwithstanding anything in this Lease to the contrary, in the event Tenant shall elect to pay any amounts directly to the Landlord's mortgagee on behalf of the Landlord (to the extent such payments are not the obligation of the Tenant hereunder), as may be necessary to (i) avoid and/or cure a default by Landlord of its agreements with Landlord's mortgagee or (ii) preserve the rights of the Tenant hereunder, such amounts shall be immediately payable by the Landlord to the Tenant and Tenant shall have such rights as may be available under Maryland law from time to time to collect such amounts from Landlord including, without limitation, the right to (i) offset such amounts to any future payments which may be due and payable by Tenant to Landlord and (ii) obtain a lien against the property with the prior written consent of Landlord's mortgagee. In the event Landlord fails to reimburse Tenant in accordance with this paragraph 20.C. within ten (10) days following the written demand by Tenant for such reimbursement, then the amounts paid by Tenant hereunder shall accrue interest at the rate of eighteen percent (18%) commencing on the date Tenant made such payment. In no event shall anything set forth in this paragraph 20.C. be deemed to create an obligation on behalf of the Tenant to make such payments over and above the obligations of Tenant set forth in this Lease.

    21. BANKRUPTCY: If the Tenant shall (i) make an assignment for the benefit of creditors, (ii) file or acquiesce in a petition in any court (whether or not pursuant to any statute of the United States or of any state) in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceedings, or (iii) make an application in any such proceedings for, or acquiesce in, the appointment of a trustee or receiver for it, over all or any portion of its property, or if any petition shall be filed against Tenant in any court (whether or not pursuant to any statute of the United States or of any state) in any bankruptcy, reorganization, composition, extension, arrangement of insolvency proceedings, and (i) Tenant shall thereafter be adjudicated a bankrupt or insolvent, or (ii) such petition shall be approved by any such court, or
(iii) such proceedings shall not be dismissed, discontinued or vacated within thirty (30) days after such petition is filed; then, in any of said events, this Lease shall immediately cease and terminate, at the option of the Landlord, with the same force and effects as though the date of occurrence of said event was the day fixed herein for expiration of the term of this Lease.

    22. NO WAIVER: And, it is further provided that if under the provisions hereof, a compromise or settlement thereof shall be made, it shall not be constituted a waiver of any breach of any covenant, condition, or agreement herein contained, and that no waiver of any breach of any covenant, condition or agreement herein contained shall operate as a waiver of the covenant, condition or agreement itself, or of any subsequent breach thereof. No payment by Tenant or receipt by the Landlord of a lesser amount than the monthly installments of rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check, or any letter accompanying any check or payment as rent, be deemed an accord and satisfaction, and the Landlord may accept any such check or payment without prejudice to the Landlord's right to recover the balance of such rent, or to pursue any other remedy in this Lease. No re-entry by the Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of this Lease.

    23. LANDLORD'S CURE OF DEFAULT BY TENANT
REIMBURSEMENT OF EXPENSES: In all cases subject to the notice requirements set forth above, if Tenant defaults in the making of any payment or in the doing of any act herein required to be made or done by Tenant, then the Landlord may, but shall not be required to, make such payment or do such act, or if the Landlord shall incur any charge or expense on behalf of Tenant under the terms of this Lease, the amount of the expense thereof, if made or done by the Landlord, with interest thereon at the rate of ten percent (10%) per annum, from the date paid by Landlord, shall be paid by Tenant to Landlord, and shall constitute additional rent hereunder, due and payable with the monthly installment of rent next due and payable after Landlord sends a written invoice therefor; provided, however, that the making of such payment or the doing of such act by the Landlord shall not operate to cure such default by Tenant, or to estop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled. In addition to any late fees charged hereunder for delinquent rent payments, and not in lieu thereof, any installment of rent which is not paid by Tenant within ten (10) days after the same becomes due and payable shall bear interest at the rate of ten percent (10%) per annum, from the date such installment first became due and payable, to the date of payment thereof by Tenant, and such interest shall constitute additional rent hereunder due and payable with the next monthly installment of rent.

    24. INSPECTION OF PREMISES REPAIRS BY LANDLORD:
Upon twenty-four (24) hours prior written notice from Landlord to Tenant, Tenant further agrees that it will allow the Landlord, its agents or employees, to enter the Building at all reasonable times, without charge therefor to Landlord, and without diminution of the rent payable by Tenant, to examine, inspect or to protect the same, or to prevent damage or injury to the same, or to make such alternations and repairs as the Landlord may deem necessary, or to exhibit the same to prospective tenants during the last twelve (12) months of the term of this Lease.

    25. LIABILITY FOR DAMAGE TO PERSONAL PROPERTY AND
PERSON: The Landlord shall not be liable for any accident or damage caused by electric lights or wires, or any accident or damage which may occur through the operation of elevators, heating, lighting or plumbing apparatus, or any accident or injury occurring in connection with the Building and its services, unless caused by the negligence of Landlord. The Landlord will not be liable for loss of or damage to property of Tenant caused by rain, snow, water or steam that may leak into the Building or flow from any part of said building through any defects in the roof or plumbing or from any other source, including, but not limited to, acts or omissions on the part of other tenants or unit owners of the building or persons using the building, or present therein, not resulting from acts of gross negligence on the part of Landlord. All goods, property or personal effects stored or placed by the Tenant in or about the Building shall be at the risk of the Tenant, unless the loss is caused by the gross negligence of the Landlord and is covered by casualty or liability insurance carried by Landlord. It is understood and agreed that the Tenant covenants to save the Landlord harmless and indemnified from all loss, damage, liability or expense incurred by reason of the Tenant's neglect in its use of the Building or of said building or of any part thereof, including the use of the water, steam, electric or other systems, and the injury, loss or damage to any person or property upon or about the Building.

    26. INDEMNIFICATION: Except in the case of Landlord's negligence or intentional acts, Tenant shall indemnify Landlord and its lease Agent, and shall save them harmless from and against any and all claims, actions, damages, liability and expense, including reasonable architect's and attorney's fees, in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the Building, or the occupancy or use by Tenant of the Building or any part thereof, or occasioned by any act or omission of Tenant, its agents, servants, employees, assignees, or invitees. In case Landlord and/or its lease Agent shall, without fault or on their part, be made a party(ies) to any litigation commenced by or against Tenant, then Tenant shall protect and hold them harmless, and shall pay all costs, expenses and reasonable attorney's fees incurred or paid by the Landlord and/or its lease Agent in connection with such litigation. Tenant shall also pay all costs, expenses and reasonable attorney's fees that may be incurred or paid by Landlord in enforcing the covenants and agreements in this Lease. Except in the case of Landlord's negligence or intentional acts, Landlord or its lease Agent shall not be liable for any accident or damage to property of Tenant, its agents, servants, employees, assignees, and invitees, resulting from the use or operation of the heating, cooling, electrical, or plumbing apparatus. All personal property of Tenant, its agents, servants, employees or invitees, in the Building shall be at its (their) sole risk.

    27. DESTRUCTION: In the case of damage by fire or other casualty to the Building or a substantial part thereof, the Landlord shall have the obligation to promptly repair and restore the same without terminating this Lease. During the period that Tenant is deprived of the use of the damaged portion of said Building, Tenant shall be required to pay rental covering only that part of the Building that it is able to occupy; the rent for said remaining space shall be that portion of the total rent which the amount of square foot area remaining that can be occupied bears to the total square foot area of all of the Building covered by this Lease. Tenant shall use its best efforts to contract with outside third party brewers as is necessary to replace the then existing brewing capacity of the Tenant at the Project. If during the term of this Lease the Project shall be so damaged by fire or other casualty so as to be wholly untenable, then rent shall abate as of the date of such casualty and shall not commence until the Project has been repaired and restored by Landlord in accordance herewith. Notwithstanding anything in this paragraph 27 to the contrary, in the event the Project is damaged or destroyed by fire or other casualty at any time following the eighth (8th) anniversary of the Commencement Date and such damage or destruction is in excess of fifty percent (50%) of the then current value of the Project, then either party shall have the right to terminate this Lease upon written notice to the other party and there shall be no obligation on the part of either party to restore and/or repair the Project, nor shall Tenant have any obligation to replace the above described brewing capacity.

    28. PERMITS: Except for the permits and licenses required by Landlord for the construction of the Project in accordance herewith, Tenant agrees to obtain and maintain occupancy and other permits required by any and various governmental, environmental and other authority, at no cost to the Landlord even though the deficiency is to the Landlord; this provision to be considered as additional rental, and intended to provide the Landlord with a net rental, and to charge the Tenant with compliance with said permit citations, orders, requirements, or conditions now or hereafter imposed upon them by ordinances, laws, or regulations of the county or state, or by various departments whether required of lessor or otherwise.

    29. SHOWING PROPERTY AND PROHIBITION ON POSTING:
Tenant hereby authorizes Landlord or Landlord's agent to show said property inside and outside, upon reasonable notice and at reasonable hours, to prospective purchasers, tenants, lenders, and mortgagees; PROVIDED, HOWEVER, in no event shall Landlord be entitled to post or place any signs and/or banners upon the Premises which advertise the Premises for lease or for rent.

    30. AGENCY:

		A. The parties acknowledge that real estate commissions are due to Kline Scott Visco Commercial Real Estate, Inc. ("KSV")in the amount of Fifty-Six Thousand Four Hundred Eighty Dollars ($56,480.00) in consideration for all activities undertaken by KSV in the acquisition and leasing of the Property as of the date of this Lease, including the tenancy created hereunder. It is understood and agreed by the parties that Twenty-Eight Thousand Two Hundred Forty Dollars ($28,240.00) of such commissions shall be paid by Landlord to KSV out of the Maximum
Amount. The remaining $28,240.00 commissions due and payable to KSV shall be paid by Tenant in equal, monthly installments of Four Hundred Seventy Dollars and Sixty-Six Cents ($470.66), with such payments commencing on the Commencement Date and continuing on a monthly basis until the fifth anniversary of the Commencement Date. Should
Tenant, directly or indirectly, purchase the Building, or the property of which the Building is a part, during the term of this Lease, or any renewal or extension thereof, upon any terms, or should Tenant acquire the Building, or the property of which the Building is a part, during the term of this Lease, or any renewal or extension thereof, by sale, trade or exchange, KSV's successor or assign will be deemed the procuring agent in the transaction and will be paid by Landlord, at settlement, from proceeds of sale or exchange (after Landlord's mortgage indebtedness shall have been satisfied), a commission of six percent (6%) of the sales price, or exchange value, less any leasing commissions that have been paid. The foregoing provisions for the payment of compensation in connection with the Building is an integral part of this Lease, and a covenant which runs with the land, and it shall be binding upon any assignee of the fee or any part thereof.

		B. Each party represents that it has not had dealings with any real estate broker, finder or other person, with respect to this Lease in any manner, except KSV, whose commissions and fees shall be paid in accordance with paragraph 30.A. above. Each party shall indemnify and hold harmless the other party from any and all damages resulting from any claims that may be asserted against the other party by any broker, finder or other persons, with whom the other party has or had dealt.
Except in the event of Tenant's breach of the representation set forth in this paragraph 30.B. and for that portion of the commissions described in 30.A. above, in no event shall Tenant be liable for the payment of any commissions with respect to this Lease and/or the purchase of the Premises.

    31. ATTORNEYS' FEES:

		A. In the event of the employment of an attorney by the Landlord or its Agent because of the violation by Tenant of any term or provision of the Lease, including non-payment of rent as due, Tenant shall pay, and agrees to pay, reasonable attorneys' fees, and all other costs incurred therein by Landlord, provided a judgment in favor of the Landlord is rendered by a court of competent jurisdiction.

		B. In the event of the employment of an attorney by Tenant because of the violation by Landlord of any term or provision of the Lease, Landlord shall pay, and agrees to pay, reasonable attorneys' fees, and all other costs incurred therein by Tenant, provided a judgment in favor of Tenant is rendered by a court of competent jurisdiction;
PROVIDED, HOWEVER, such reasonable attorneys' fees shall be payable by Tenant irrespective of receiving a judgment in the event rent payable in accordance herewith has not been paid on or before the required due date.

    32. ASSIGNMENT AND SUBLETTING: The Tenant will not sublet the Building or any part thereof, or transfer possession or occupancy thereof, to any person, firm or corporation, or transfer or assign this Lease, without the prior written consent of the Landlord, in its sole discretion, nor shall any subletting or assignment hereof be effected by operation of law or otherwise than by the prior written consent of the Landlord. The consent by Landlord to any assignment, transfer or subletting to any party, shall not be construed as a waiver or release of Tenant from the terms of any covenant or obligation under this Lease, nor shall the collection or acceptance of rent from any such assignee, transferee, subtenant or occupant constitute a waiver or release of Tenant or any covenant or obligation contained in this Lease. For the purpose of this paragraph, the term assignment shall include in the case of a corporation, partnership or entity other than individual, the sale, transfer, assignment or other disposition of more than a majority of the stock or ownership interest of said corporation, partnership or other entity. Notwithstanding the provisions of this paragraph 32, in no event shall a prohibition on assignment and/or subleasing hereunder apply to:
(i) any merger, consolidation and/or joint venture of Tenant with any other person, party or entity during the Term hereof; (ii) any contract brewing undertaken by Tenant on behalf of another person, party or entity; (iii) the transfer or conveyance of all or substantially all of the stock/equity interest in the Tenant to any person, party or entity; or (iv) the transfer or conveyance of all or substantially all of the assets of the Tenant to any person, party or entity.

    33. HOLDING OVER: In the event that Tenant shall not immediately surrender the Building on the date of expiration of the term hereof, Tenant shall, by virtue of the provisions hereof, become a Tenant on a month-to-month basis, at twice the monthly rental in effect during the last month of the term of this Lease, which said monthly tenancy shall commence with the first day next after the expiration of the term of this Lease. The Tenant as a month-to-month Tenant shall be subject to all of the conditions and covenants except for the monthly rental to be paid. Tenant shall give to Landlord at least thirty (30) days' written notice of any intention to quit the Building, and Tenant shall be entitled to thirty (30) days' written notice to quit the Building, except in the event of nonpayment of rent in advance or of the breach of any other covenant by the Tenant, in which event Tenant shall not be entitled to any notice to quit, the usual thirty (30) days' notice to quit being hereby expressly waived. Notwithstanding the foregoing provisions of this paragraph, in the event that Tenant shall hold over, after the expiration of the term hereby created, and if Landlord shall desire to regain possession of the Building promptly at the expiration of the term of this Lease, then at any time prior to Landlord's acceptance of rent from Tenant as a month-to-month tenant hereunder, Landlord at its option, may forthwith re-enter and take possession of the Building without process, or by any legal process in force in the state in which the Building is located.

    34. NO PARTNERSHIP: Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Landlord and Tenant, or create any other relationship between the parties hereto other than that of Landlord and Tenant.

    35. [Intentionally Omitted].

    36. GENDER: Feminine or neuter pronouns shall be substituted for the masculine form, and the plural substituted for the singular number, in any place or places herein in which the context may require such substitution or substitutions. The Landlord herein for convenience has been referred to in neuter form.

    37. IN THE EVENT OF SALE: Subject to the option to purchase set forth in paragraph 39 below, in the event the Premises are sold, Landlord shall transfer and assign to such purchaser or transferee all amounts of pre-paid Minimum Rent, and Landlord thereupon and without further act by either party hereto shall be released from all liability and obligations hereunder derived from this Lease arising out of any act, occurrence or omission relating to the leased Building or this Lease occurring after the consummation of such sale or transfer.

    38. ENTIRE AGREEMENT: This Lease contains the entire and only agreement between the parties, and no oral statements or representations or prior written matter not contained or referred to in this instrument shall have any force or effect. This Lease shall not be modified in any way except by a writing subscribed by both parties hereto. The failure of the Landlord or Tenant to insist upon strict performance by the other or any of the covenants or conditions of this Lease in any one or more instances shall not be construed as a waiver or relinquishment for the future of any such covenants or conditions, but the same shall be and remain in full force and effect. No waiver of any provision of this Lease shall be deemed to have been made, unless it be in writing and signed by the party to be charged therewith.

    39. PURCHASE OPTION: Provided Tenant is not in default of any material terms and conditions of this Lease and as a material part hereof, Landlord or its assigns, hereby grants to Tenant (or to the stockholder(s) of Tenant), at Tenant's option, during the Term of this Lease, an exclusive, irrevocable option and/or right to purchase (hereinafter "Option") the Premises following the sixth (6th) anniversary and the eleventh (11th) anniversary of the Commencement Date. Tenant may exercise its Option hereunder by delivering to Landlord at any time during the sixth (6th) lease year of this Lease or the eleventh (11th) lease year of this Lease, as the case may be, two (2) originals of the Contract of Sale in form as that Contract of Sale is attached hereto as EXHIBIT C, which shall have been executed by Tenant. The executed Contract of Sale may not be delivered by Tenant prior to the sixth (6th) anniversary of the Commencement Date in the case of the first Option described above, or prior to the eleventh (11th) anniversary of the Commencement Date in the case of the second Option described above.
If Tenant shall fail to properly elect to purchase the Premises during the seventh (7th) lease year or the twelfth (12th) lease year as described above, then Tenant shall be deemed to have forfeited its exclusive right, option and/or privilege of purchasing the Premises. Upon the consummation of settlement in accordance with the terms and conditions of EXHIBIT C, this Lease shall expire. The parties hereby agree to execute within thirty (30) days following the execution of this Lease, in recordable form, a short form memorandum of the option granted hereunder which may be recorded among the Land Records of Frederick County, Maryland by Tenant at Tenant's expense.

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE EXECUTED THIS LEASE.

WITNESS:                           FREDERICK BREWING CO.

/s/ Marjorie A. McGinnis
____________________________
	BY:_____________________________
	/s/ Kevin Brannon, CEO


	DATE:___________________________
							TENANT


							BLUE II, LLC


____________________________
	BY:_____________________________
	/s/ Edward D. Scott, Member


	DATE:___________________________
						       LANDLORD

						       EXHIBIT
C
	CONTRACT OF SALE

	THIS CONTRACT OF SALE (hereinafter "Contract") is made and executed in duplicate this _____ day of __________, _____, by and between Blue II LLC, hereinafter referred to as "Seller", and Frederick Brewing Co., hereinafter referred to as "Purchaser".

	WHEREAS, Seller is the owner of certain real property and improvements located on Wedgewood Boulevard in the Wedgewood
Business Park, Frederick County, Maryland, and Purchaser desires to purchase such real property and improvements thereon; and

	WHEREAS, the parties did enter into a certain Lease Agreement and Option to Purchase dated May ___, 1996 ("Lease"), pursuant to which Purchaser did lease and rent such Premises from Seller and which Lease did contain a provision which granted to Purchaser an option to purchase such Premises; and

	WHEREAS, Purchaser has exercised such option and Seller now wishes to transfer, sell and convey the Premises unto Purchaser, and Purchaser wishes to acquire the Premises from Seller upon the terms and conditions hereinafter set forth.

	NOW, THEREFORE, THIS CONTRACT, WITNESSETH: That for and in consideration of the mutual promises and payments hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:

	1. CONTRACT OF SALE. Seller hereby bargains and sells unto Purchaser, and Purchaser hereby purchases from Seller, in fee simple, that certain parcel or parcels of land described in a deed dated _________________ 19___, and recorded among the Land Records of Frederick County, Maryland, in Liber _______, folio ______, together with all appurtenances, fixtures, equipment, utilities, rights, easements, privileges, rights-of-way, tenements and hereditaments incident thereto, and all improvements thereon, and all right, title and interest, if any, of Seller in and to any land lying in the bed of any street, road or avenue, open or proposed, in front of or adjoining such parcel or parcels of land (hereinafter the "Property").

	2. PURCHASE PRICE. The purchase price ("Purchase Price") to be paid for the Property shall be the sum of Three Million Six Hundred Forty-Nine Thousand Nine Hundred Fifty-Nine Dollars ($3,649,959.00), payable as follows:

	    A.  A deposit of THREE HUNDRED THOUSAND DOLLARS
($300,000.00) (the "Deposit") in the form of a check shall be paid by Purchaser unto Seller, which Deposit shall be paid at the time of the signing of this Contract by all parties and receipt by Purchaser of a fully executed copy thereof (hereinafter "Effective Date").

	    B. Purchaser shall pay the Purchase Price by depositing in escrow in the form of a cashier's check, certified check or wired transfer of current funds at Settlement (as hereinafter defined) the sum of Three Million Six Hundred Forty-Nine Thousand Nine Hundred Fifty-Nine
Dollars ($3,649,959.00), of which the Deposit shall be a part.

	3. TITLE. Title to the Property shall be good and marketable, free and clear of all liens, leases, encumbrances and other matters unacceptable to Purchaser. Title shall be insurable at standard rates on the standard form of the latest edition of ALTA-Owner's Insurance
Policy, with only those exceptions as shall be acceptable to Purchaser. Purchaser shall cause a reputable title insurance attorney or company to examine the title to the Property and to issue a written preliminary title report based upon such examination. If such title search and report shall disclose defects in title such that title does not comply with the provisions of this paragraph (hereinafter a "Title Defect"), then
Purchaser shall so notify Seller by written notice of an objection to title.
 If the aforesaid title search and report shall reveal a Title Defect and such Title Defect is one which can be remedied by Seller, then Seller shall take such action as may be necessary, at Seller's expense, to correct such Title Defect. If such Title Defect is corrected and remedied by Seller within six (6) months from the Effective Date, then this Contract shall continue in full force and effect in the same manner and for all intents and purposes as if such Title Defect had never existed. If the aforesaid title search and report shall reveal a Title Defect and such Title Defect is not one which Seller can remedy within six (6) months from the Effective Date, then Purchaser, at Purchaser's election, shall either (i) waive such uncured Title Defect, in which event the parties shall proceed with Settlement under this Contract in accordance with and subject to the terms and provisions hereof, without reduction in the Purchase Price for the Property; or (ii) cancel and rescind this Contract, in which event the Deposit shall be promptly refunded to Purchaser, and Seller shall reimburse Purchaser for Purchaser's reasonable costs and expenses incurred in connection with this Contract, and thereupon all parties hereto shall be released from all further liability hereunder, at law and in equity. Nothing in this paragraph 3 shall prevent Purchaser from objecting to any Title Defect which occurs, becomes a matter of record, arises or is only discoverable after the date of the original title examination but prior to Settlement or for any Title Defect which may only be discoverable upon a survey of the Property. Seller further agrees to execute such affidavits and/or certifications as requested by Purchaser's title insurance company to remove any Title Defects and/or exceptions to title from the title insurance policy.

	4. SELLER'S WARRANTIES. In order to induce Purchaser to enter into this Contract and to purchase the Property, Seller makes the following representations and warranties unto Purchaser, each of which shall be deemed a substantial and material term of this Contract, and which representations and warranties are being relied upon by Purchaser.

	    A. Seller is now, or at the time set for Settlement will be, the fee simple owner of the Property, and has the right, power and authority to enter into this Contract and to sell the Property in accordance with the terms and conditions hereof.

	    B. Seller has no knowledge of any condemnation or eminent domain proceedings pending or contemplated against the Property or any part thereof or interest therein, and Seller has received no notice, oral or written, of the desire of any public authority or other entity to take or use the Property or any part thereof or interest therein.

	    C. Seller is not a party to any litigation affecting the Property or any part thereof or interest therein, or affecting Seller's right to sell the Property, and Seller has no knowledge of any threatened litigation affecting the Property or any part thereof or interest therein. Seller shall give Purchaser prompt notice of any such litigation of which Seller becomes aware prior to Settlement.

	    D. Neither the execution of this Contract nor the consummation of the transactions contemplated hereby will (i) conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any agreement or instrument to which Seller is a party; or (ii) violate any restrictions to which Seller is subject.

	    E. Seller has no knowledge of, nor has Seller received written notice of, any present action to increase the real estate tax assessment.

	    F. Seller will, during the term of this Contract, keep any and all existing mortgage(s) against the Property current and not in default and pay all taxes and other public charges against the Property so as to avoid forfeiture of Purchaser's rights hereunder.

	    Seller will not cause or suffer any action to be taken which would cause any of the foregoing representations or warranties to be untrue as of the date of Settlement. Seller shall immediately notify Purchaser, in writing, of any event or condition known to Seller which occurs prior to the date of Settlement which causes a change in the facts relating to, or the truth of, any of the above representations or warranties.

	5. SETTLEMENT. The purchase and sale contemplated by this Contract shall be consummated at Settlement (the "Settlement"), which shall take place on or before the ninetieth (90th) day following the Effective Date. The exact date, time and place for Settlement shall be designated by Purchaser in a written notice to Seller at least ten (10) days prior to the date set for Settlement in such notice. In the event Purchaser shall not otherwise properly notify Seller as set forth above, Settlement shall occur on the ninetieth (90th) day following the Effective Date, at 10:00 a.m. at the law offices of the Escrow Agent, or on the next business day thereafter if such ninetieth (90th) day falls on a holiday or weekend. Delivery to the Escrow Agent of the Purchase Price paid in accordance with paragraph 2 hereof, the deed and such other papers and/or documents as are required by either party under the terms of this Contract, in each case properly executed, shall be considered good and sufficient tender of performance. Seller hereby authorizes and directs the settlement agent to deduct from Seller's proceeds at Settlement, any and all amounts necessary to satisfy any existing mortgages, deeds of trust, assessments or other amounts which may constitute a lien upon the Property at the time of Settlement.

	6. DELIVERIES AT AND CONDITION TO SETTLEMENT. In addition to other conditions precedent set forth in this Contract, Seller shall deliver to Purchaser at Settlement all of the following, the delivery of which shall be a condition precedent to Purchaser's obligation to consummate the purchase of the Property:

	    A. A certificate signed by Seller, under seal, that the representations and warranties set forth in paragraph 5 of this Contract are true and correct, on and as of the date of Settlement; and

	    B. A special warranty deed, signed, sealed and acknowledged by Seller, in recordable form, which shall convey fee simple title to the Property to Purchaser, free and clear of all liens, encumbrances, easements and restrictions of every nature and description, all in accordance with paragraph 4 hereof.

	7. EXPENSES, PRORATED ITEMS AND ADJUSTMENTS. State and local transfer and recordation taxes shall be paid equally by Seller and Purchaser. Purchaser shall pay title insurance premiums and charges, tax certifications, notary fees, and survey costs for any surveys ordered by Purchaser. Seller shall pay all costs and expenses necessary to obtain a release of any liens or encumbrances on the Property. Each party shall pay their own attorneys' fees.

	8. CONDEMNATION. In the event of condemnation or receipt of notice of condemnation or taking of any part of the Property by governmental authority prior to the date of Settlement which would adversely affect Purchaser's use of the Property, in Purchaser's sole discretion, Purchaser, at Purchaser's option, shall have the right to terminate this Contract, and the Deposit shall thereupon be refunded to Purchaser, at which time this Contract shall be and become null and void, and all parties hereto shall be released from all further liability hereunder. If Purchaser does not elect to terminate this Contract, then Settlement hereunder shall be consummated as herein provided, without reduction of the Purchase Price, but all condemnation awards or payments shall be paid or assigned to Purchaser at Settlement.

	9. BROKERAGE FEES AND COMMISSIONS. Each party hereby represents and warrants unto the other that they have not acted through or with, or introduced into the transactions contemplated hereby, any broker, agent, or finder who would be entitled to a commission or fee upon the execution of this Contract and/or Settlement hereunder, other than a six percent (6%) commission payable to Kline Scott Visco
Commercial Real Estate, Inc., which commission shall be paid by Seller hereunder. Each party shall indemnify and hold harmless the other, respectively, of and from any and all other liability, cost and expense, including reasonable attorneys' fees, incurred or suffered as a result of breach of the aforesaid warranty by the indemnifying party.

    10. DEFAULT; LIQUIDATED DAMAGES. If all conditions and other events precedent to either party's obligations to consummate the transactions contemplated by this Contract have been satisfied or waived, and either party fails, refuses or is unable to consummate the purchase and sale contemplated by this Contract, then the non-defaulting party, in addition to any other remedy the non-defaulting party may otherwise have at law or in equity (including, but not limited to, the right to bring suit for specific performance and for monetary damages) shall have the right to an immediate refund (receipt) of the Deposit, and the defaulting party shall pay any and all attorneys' fees and court costs incurred by the non-defaulting party in the enforcement of this Contract.

    11.  MISCELLANEOUS.

	    A. This Contract constitutes the entire agreement between the parties with respect to the transactions contemplated herein, and it supersedes all prior discussions, understandings or agreements between the parties. This Contract shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns. This Contract may be assigned by Purchaser, upon Purchaser sending written notice of any such assignment to Seller. Failure by Purchaser or Seller to insist upon or enforce any of their respective rights hereunder shall not constitute a waiver thereof, except as provided for herein. Purchaser and/or Seller may, at their sole discretion, waive any breach by the other of any of the other's representations, warranties and/or covenants hereunder, and Purchaser may waive any failure of a condition precedent to Settlement hereunder.

	    B. This Contract shall be governed by, and construed under the laws of the State of Maryland, without regard to principles of conflict of laws. The parties further agree, as a material term of this Contract, that any dispute which may result hereunder or with respect to the Property shall be subject to the exclusive venue and jurisdiction of the Circuit Court for Frederick County, Maryland or the United States District Court for the Northern District of Maryland. The paragraph headings as herein used are for convenience or reference only and shall not be deemed to vary the content of this Contract or the covenants, agreements, representations and warranties herein set forth or to limit the provisions or scope of any paragraph. After Settlement, either party shall duly execute and deliver to the other any additional documents and instruments which such other party may reasonably determine are necessary to further assure to the other the consummation of the purchase and sale contemplated herein, without additional expense to the party requesting such items. To facilitate execution, this Contract is being executed in duplicate, and it shall not be necessary that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on more than one counterpart. All counterparts shall collectively constitute a single agreement.

	    C. All notices, requests, consents and other communications hereunder shall be in writing and shall be (i) personally delivered, (ii) sent by overnight delivery, or (iii) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid:

		If to Purchaser:                        With a copy to:

		____________________
	________________________
		____________________
	________________________
		____________________
	________________________

or to such other address as may have been furnished by Purchaser to Seller in writing.

		If to Seller:                           With a copy to:

		____________________
	________________________
		____________________
	________________________
		____________________
	________________________

or to such other address as may have been furnished by Seller to Purchaser in writing. Any notice, request, consent or other communication shall be deemed received (i) in the case of personal delivery when it is personally delivered, (ii) in the case of overnight delivery on the day following the date sent, or (iii) on the third (3rd) business day after it is deposited in the United States mail, as set forth above, as the case may be.

	    D. Time shall be of the essence with respect to each and every provision of this Contract. All representations, statements, agreements, warranties, and covenants of Seller and Purchaser set forth in or made pursuant to this Contract shall be operative, true and correct, as set forth above, as of the date of Settlement. It is agreed that all representations, statements, agreements, warranties and covenants of each party hereunder shall continue to bind the parties and survive Settlement pursuant to this Contract. The parties acknowledge that they have had the opportunity to be represented by counsel in the negotiation and execution of this Contract, and therefore, it is expressly agreed that in the case of any vagueness or ambiguity with regard to any provision of this Contract, there shall be no presumption of construction against the drafter of such provision, but instead this Contract shall be interpreted in accordance with a fair construction of the law.

	    E. Purchaser shall have the right at Purchaser's expense to record this Contract among the Land Records of the County(ies) in which the Property is located. In the event Purchaser elects to record this Contract, Purchaser shall be given credit for one-half (1/2) of the recordation expenses (transfer taxes and stamps) incurred at Settlement.

	    F. Seller assumes the risk of loss of any damage to the Property or any part thereof by reason of fire or other casualty until the consummation of Settlement hereunder. In the event the Property or any part thereof shall suffer any casualty loss prior to the date of Settlement, Purchaser may elect (i) to terminate this Contract (and receive the return of any and all amounts paid towards the Purchase Price, including the Deposit) or (ii) to proceed with Settlement hereunder and receive any and all insurance proceeds due and payable as a result of such casualty.
Seller agrees to insure the Property during the period between the Effective Date and the date of Settlement against such casualties for the full fair market value of the Property.

	IN WITNESS WHEREOF, the parties hereto have duly executed and sealed this Contract as of the day and year first above written.

WITNESS:                                                BLUE II, LLC


__________________________
	BY:_____________________(SEAL)

						Federal ID #:________________
						SELLER

						FREDERICK BREWING CO.


__________________________
	BY:_____________________(SEAL)

						Federal ID #:________________
						PURCHASER